Table of Contents

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PRELIMINARY OFFERING CIRCULAR DATED MARCH 12, 2021

LODE PAYMENTS INTERNATIONAL LLC

435 12th Street West

Bradenton, Florida, USA 34205

(917) 587-4981

www.lodepay.com

UP TO $50,000,000 OF BONDS

MINIMUM INVESTMENT: $1,000

SEE “SECURITIES BEING OFFERED” AT PAGE 36

LODE Payments International LLC (the “Company”), a Delaware limited liability company, is offering up to $50,000,000 in unsecured Bonds, having a term of five (5) years, bearing simple interest at a rate of 9.0% per annum, with interest to be paid quarterly (2.25% per quarter), and the entire principal balance to be repaid at maturity (the “LODE Bonds”). In addition, holders of the LODE Bonds may redeem up to 5% of the principal of the LODE Bonds each quarter upon demand. The minimum investment amount for a single investor is a single LODE Bond, priced at $1,000 each.

The LODE Bonds are being offered on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold in this offering. If less than the maximum proceeds are available to us, our development and prospects could be adversely affected. All funds received as a result of this offering will be immediately available to us for our general business purposes. Because there is no minimum dollar amount of LODE Bonds that must be sold in order for the offering to close, there is a risk that we may not receive sufficient proceeds from the offering to fully and effectively execute on our business plan as described in this Offering Circular. See “Securities Being Offered” at page 36 for additional details.

	Price to Public	Underwriting discount and commissions (1)	Proceeds to issuer (2)
Per LODE Bond	$1,000	$50	$950

Total Maximum	$50,000,000	$2,500,000	$48,250,000

(1)	The Company has engaged Entoro Securities, LLC, a member FINRA and SIPC (“Entoro”) for placement agent services. The Company has agreed to pay Entoro (i) a commission of 1% on all offering proceeds raised in the offering in general; or (ii) a commission of 5% on offering proceeds facilitated by Entoro. as well as a maximum of $10,000 in advisory fees, and a one-time $10,000 advance expense allowance to cover reasonable out-of-pocket accountable expenses actually anticipated to be incurred by Entoro, which could result in an estimated maximum of $2,520,000 in compensation payable to Entoro. See “Plan of Distribution” for details.
(2)	Does not include estimated offering expenses including, without limitation, legal, accounting, auditing, other professional, printing, advertising, travel, marketing, blue-sky compliance and other expenses of this Offering. We estimate the total expenses of this Offering will be approximately $105,000, not including commissions and state filing fees.

The Company has engaged Prime Trust, LLC (the "Escrow Agent") to hold funds tendered by investors. We may hold a series of closings at which we receive the funds from the Escrow Agent and issue the LODE Bonds to investors. This offering (the “Offering”) will terminate at the earlier of the date at which the maximum offering amount has been sold, and the date at which the Offering is earlier terminated by the Company, in its sole discretion. At least every 12 months after this Offering has been qualified by the United States Securities and Exchange Commission (the “Commission”), the Company will file a post-qualification amendment to include the Company’s recent financial statements. The Offering is being conducted on a best-efforts basis. The Company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be available to the Company.

INVESTING IN THE LODE BONDS OF LODE PAYMENTS INTERNATIONAL LLC IS SPECULATIVE AND INVOLVES SUBSTANTIAL RISKS. YOU SHOULD PURCHASE THESE SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE “RISK FACTORS” BEGINNING ON PAGE 4 TO READ ABOUT THE MORE SIGNIFICANT RISKS YOU SHOULD CONSIDER BEFORE BUYING THE LODE BONDS OF THE COMPANY.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION

GENERALLY NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

Sales of these securities will commence on approximately                , 2020.

The Company is following the “Offering Circular” format of disclosure under Regulation A.

In the event that we become a reporting company under the Securities Exchange Act of 1934, we intend to take advantage of the provisions that relate to “Emerging Growth Companies” under the JOBS Act of 2012. See “Implications of Being an Emerging Growth Company.”

In this Offering Circular, the terms “LODE Payments International”, “LPI”, “our”, “we”, “us”, and the “Company” refer to LODE Payments International LLC

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

i

SUMMARY

Overview

LODE Payments International LLC was organized on August 6, 2020 as a limited liability company in the State of Delaware. LODE Payments International was formed to build a digital payments platform that will challenge the current financial payment industry with the goal to connect general consumers, small businesses and the underbanked to a financial system that will better serve their needs (the “LODE Payments Platform”). The LODE Payments Platform is intended to be a fully-integrated technical platform for connecting merchants, card issuers, payment gateways, processors, telecommunications companies, and banks to the “LODE Ecosystem” – a collectively organized distributed ecosystem comprised of two cryptographic assets, each representing a unique relationship to silver and gold bullion – through the integration and development of various API’s, gateways and rail systems. The LODE Payments Platform will have the ability to provide financial inclusion for the world’s underbanked with accessibility features via a smartphone application wallet that will provide low cost financial transactions along with inflation-proofing transactional funds by using an asset-backed medium of exchange.

The Offering

Securities offered	The Company is offering LODE Bonds. The LODE Bonds:
	●	represent a full and unconditional obligation of our Company;
	●	bear interest at 9% per annum, with quarterly cash payments of 2.5% of the principal balance of the LODE Bonds made to holders of the LODE Bonds (each, a “Bondholder”);
	●	have a five (5) year term, and are non-renewable;
	●	are partially redeemable (up to 5% of the principal and interest of the Bond) once per quarter at the demand of the Bondholder;
	●	are not redeemable by the Company;
	●	are not payment dependent on any other loan; and
	●	are unsecured.

Minimum and Maximum Investment Amount	The minimum investment amount per investor is $1,000, which is the price of a single LODE Bond. There is no maximum investment amount per investor.
Voting Rights	The LODE Bonds do not have any voting rights.

Prepayment provisions:	The LODE Bonds may be prepaid by us, in whole or in part, at any time and without penalty.
Offering Price:

The LODE Bonds are priced at $1,000 each, and the minimum investment is one LODE Bond; however, the Company can waive the minimum initial investment requirement on a case by case basis in its sole discretion.

Minimum value of LODE Bonds to be sold in this Offering:	There is no minimum dollar amount of LODE Bonds that must be sold for this Offering to close.
Maximum value of LODE Bonds to be sold in this Offering:	The maximum dollar amount of LODE Bonds offered for sale in this Offering is $50,000,000.
Offering Period:	The Offering will terminate at the earlier of the date at which the maximum offering amount has been sold, and the date at which the Offering is earlier terminated by the Company, in its sole discretion.

1

Implications of Being an Emerging Growth Company

As an issuer with less than $1.07 billion in total annual gross revenues during our last fiscal year, we will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and this status will be significant if and when we become subject to the ongoing reporting requirements of the Exchange Act upon filing a Form 8-A. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

●	will not be required to obtain an auditor attestation on our internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	will not be required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

●	will not be required to obtain a non-binding advisory vote from our members on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

●	will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and

●	will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards, and hereby elect to do so. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, or such earlier time that we no longer meet the definition of an emerging growth company. Note that this Offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the Offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.07 billion in annual revenues, have more than $700 million in market value of our limited liability company membership interests held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that we may also qualify, once listed, as a “smaller reporting company” under the Commission’s rules. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

2

Selected Risks Associated with Our Business

Our business expects to be subject to a number of risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this summary. These risks include, but are not limited to, the following:

●	We are an early-stage company that has not yet generated revenues, has incurred operating losses, expects to incur operating losses in the future, and may never achieve or maintain profitability.
●	We are subject to data protection requirements.
●	We operate in a highly competitive industry that is dominated by several very large, well-capitalized market leaders and the size and resources of some of our competitors may allow them to compete more effectively than we can.
●	We rely on third parties to provide services essential to the success of our business.
●	We expect to raise additional capital through equity and/or debt offerings to support our working capital requirements and operating losses.
●	The Company is controlled by its officers and Board Members.
●	Investors will not have voting rights in the Company.
●	Using a credit card to purchase LODE Bonds may impact the return on your investment as well as subject you to other risks inherent in this form of payment.

3

RISK FACTORS

The SEC requires the Company to identify risks that are specific to its business and its financial condition. The Company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as cyber-attacks and the ability to prevent such attacks). Additionally, early-stage companies are inherently more risky than more developed companies, and the risk of business failure and complete loss of your investment capital is present. You should consider general risks as well as specific risks when deciding whether to invest.

Risks Related to Our Company

We have a limited operating history upon which you can evaluate our performance, and have not yet generated revenues or profits. Accordingly, our prospects must be considered in light of the risks that any new company encounters. The Company was organized under the laws of the State of Delaware on August 6, 2020 and we have not yet generated revenue or profits. The likelihood of our creation of a viable business must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the growth of a business, operation in a competitive industry, and most importantly, the successful development of the payments platform we are seeking to build. We anticipate that our operating expenses will increase in the near future, and we cannot assure you that we will generate revenue or become profitable in the near future. Even if we raise funds through this Offering, we may not accurately anticipate how quickly we may use the funds and whether these funds are sufficient to bring the business to profitability. You should consider our business, operations and prospects in light of the risks, expenses and challenges faced as an emerging growth company.

The auditor included a “going concern” note in its audit report. We may not have enough funds to sustain the business until it becomes profitable. Even if we raise funds through this Offering, we may not accurately anticipate how quickly we may use the funds and whether these funds are sufficient to bring the business to profitability.

We anticipate initially sustaining operating losses. We anticipate that we will initially sustain operating losses. Our ability to generate revenue and become profitable depends on the Company developing a payments platform, which will then allow the Company to collect revenues generated by this payments platform. We cannot assure you that we will be successful in developing this payments platform, or that, once developed, it will generate any revenues. Unanticipated problems and expenses are often encountered in offering new products and services, which may impact whether the Company is successful. Furthermore, we may encounter substantial delays and unexpected expenses related to development, technological changes, regulatory requirements and changes to such requirements or other unforeseen difficulties. We cannot assure you that we will ever become profitable. If the Company sustains losses over an extended period of time, it may be unable to continue in business.

We are dependent on the funds to be raised in this Offering in order to be able to implement our business plan. If we do not raise sufficient funds in this Offering, we will not be able to implement our business plan, or may have to cease operations altogether. Even if the maximum amount is raised, we are likely to need additional funds in the future in order to grow, and if we cannot raise those funds for whatever reason, including reasons relating to the Company itself or to the broader economy, the Company may not survive. If we raise a substantially lesser amount than the maximum offering amount, we may have to find other sources of funding for some of the plans outlined in “Use of Proceeds To Issuer”.

4

We are exposed to litigation risk. From time to time, we may be involved in various litigation matters and claims, including lawsuits regarding employment matters, breach of contract matters and other business and commercial matters. Many aspects of our business involve substantial risks of liability. These risks include, among others, loss of our users’ funds and improper storage (or leaks) of our users’ data. Currently, we do not carry insurance that may limit our risk of damages in some matters. As such, we may be at greater risk to experience uncovered losses, and we could incur significant legal expenses defending claims, even those without merit. Due to the uncertain nature of the litigation process, it is not possible to predict with certainty the outcome of any particular litigation matter or claim, and we could in the future incur judgments or enter into settlements that could have a material adverse effect on our business, financial condition and results of operations. The ultimate outcome of litigation matters and claims against us may require us to change or cease certain operations and may result in higher operating costs. An adverse resolution of any litigation matter or claim could cause damage to our reputation and could have a material adverse effect on our business, financial condition and results of operations.

Our Company does not currently hold any patents on its products, services or technology. As of the date of this Offering Circular, the Company has not been issued any patents. There is no guarantee that the Company will ever be issued patents on its products, services or technology developed for the LODE Payments Platform, which has not yet been fully developed. If we are unable to secure patents for our products, services and/or technology, other companies with greater resources may copy our services, technology and/or products, or improve upon them, putting us at a disadvantage to our competitors.

Our failure to attract and retain highly qualified personnel in the future could harm our business. As the Company grows, it will be required to hire and attract additional qualified professionals such as software engineers, operations personnel, project managers, regulatory professionals, sales and marketing professionals, accounting, legal, and finance experts. The Company may not be able to locate or attract qualified individuals for such positions, which will affect the Company’s ability to grow and expand its business.

Our future success is dependent on the continued service of our small management team. LPI’s sole member is LODE (Switzerland) AG. LODE (Switzerland) AG has appointed 2 executive officers and 4 Board Members to manage the affairs of the Company. Our success is dependent on their ability to manage all aspects of our business effectively. Because we are relying on our small management team, we lack certain business development resources that may hurt our ability to grow our business. Any loss of key members of our executive team could have a negative impact on our ability to manage and grow our business effectively. We do not maintain a key person life insurance policy on any of the members of our management team. As a result, we would have no way to cover the financial loss if we were to lose the services of our Board Members or officers.

We expect to raise additional capital through equity and/or debt offerings to support our working capital requirements and operating losses. In order to fund future growth and development, the Company will likely need to raise additional funds in the future by offering shares of its limited liability company interests, or debt (which may or may not convert into interests in our Company). Furthermore, if the Company raises capital through future debt offerings, the holders of such debt may have priority over holders of the LODE Bonds. We also may be required to accept terms that restrict our ability to incur more debt. We cannot assure you that the necessary funds will be available on a timely basis, on favorable terms, or at all, or that such funds if raised, would be sufficient. The level and timing of future expenditure will depend on a number of factors, many of which are outside our control. If we are not able to obtain additional capital on acceptable terms, or at all, we may be forced to curtail or abandon our growth plans, which could adversely impact the Company, its business, development, financial condition, operating results or prospects.

5

We are and may continue to be significantly impacted by the worldwide economic downturn due to the COVID-19 pandemic. In December 2019, a novel strain of coronavirus, or COVID-19, was reported to have surfaced in Wuhan, China. COVID-19 has spread to many countries, including the United States, and was declared to be a pandemic by the World Health Organization. Efforts to contain the spread of COVID-19 have intensified and the U.S., Europe and Asia have implemented severe travel restrictions and social distancing. The impacts of the outbreak are unknown and rapidly evolving. A widespread health crisis has adversely affected and could continue to affect the global economy, resulting in an economic downturn that could negatively impact the operations of the Company, which could negatively impact your investment in our LODE Bonds.

The continued spread of COVID-19 has also led to severe disruption and volatility in the global capital markets, which could increase our cost of capital and adversely affect our ability to access the capital markets in the future. It is possible that the continued spread of COVID-19 could cause a further economic slowdown or recession or cause other unpredictable events, each of which could adversely affect our business, results of operations or financial condition.

The extent to which COVID-19 affects our financial results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the COVID-19 outbreak and the actions to contain the outbreak or treat its impact, among others. Moreover, the COVID-19 outbreak has had and may continue to have indeterminable adverse effects on general commercial activity and the world economy, and our business and results of operations could be adversely affected to the extent that COVID-19 or any other pandemic harms the global economy generally.

Risks Related to our Industry

We face substantial and increasingly intense competition worldwide in the global payments industry. The global payments industry is highly competitive, rapidly changing, highly innovative, and increasingly subject to regulatory scrutiny and oversight. We compete against a wide range of businesses, many of which are larger, have greater name recognition, have longer operating histories, or offer other products and services that we do not offer. Many of the areas in which we compete (and intend to compete) evolve rapidly with changing and disruptive technologies, shifting user needs, and frequent introductions of new products and services.

We will not receive payment for our developing The LODE Payments Platform, but will generate revenues from its utilization. The LODE Payments Platform will compete primarily on the basis of the following:

●	brand recognition and preference;
●	website, mobile platform, and application onboarding, ease-of-use, speed, availability, and dependability;
●	ability of our LODE Platform to support across technologies and payment methods;
●	system reliability and data security;
●	ability to attract, retain, and engage both merchants and consumers;
●	consumer confidence in the safety and security of transactions on our LODE Platform, including the ability for consumers to use our products and services without sharing their financial information with the merchant or any other party they are paying;
●	simplicity and transparency of our fee structure; and
●	ease and quality of integration into third-party mobile applications and operating systems.

6

We compete against a wide range of businesses with varying roles in all forms of payments, including:

●	paper-based transactions (principally cash and checks);
●	banks and financial institutions providing traditional payment methods, particularly credit and debit cards (collectively, “payment cards”) and electronic bank transfers;
●	payment networks that facilitate payments for credit card users;
●	providers of “digital wallets” that offer customers the ability to pay online and/or in-store through a variety of payment methods, including with mobile applications, through contactless payments, and with a variety of payment cards;
●	providers of virtual currencies and distributed ledger technologies.

Many of these competitors have larger customer bases, broader geographic scope, volume, scale, resources, and market share than we do, which may provide them significant competitive advantages.

If we are not able to differentiate our products and services from those of our competitors, we may not be able to compete effectively in the market.

If we cannot keep pace with rapid technological developments, our business could suffer. The industry we operate in is subject to rapid change. We are attempting to build a payment platform that we intend to be useful and utilized by a large number of individuals and entities. However, the occurrence of rapid, significant, and disruptive technological changes may result in new and innovative payment methods and programs, which could place us at a competitive disadvantage and reduce the use and demand of our products and services. If we are unable to adapt to such changing circumstances, use of our platform could decline, causing our results of operations to suffer.

Systems failures and resulting interruptions in the availability of our websites, applications, products, or services could harm our business. In addition, as a provider of payments solutions, we are subject to heightened scrutiny by regulators that may require specific business continuity, resiliency and disaster recovery plans, and more rigorous testing of such plans, which may be costly and time-consuming to implement, and may divert our resources from other business priorities.

Our payments platform may in the future experience intermittent unavailability. We expect to experience system failures, denial-of-service attacks, and other events or conditions from time to time that interrupt the availability, or reduce or adversely affect the speed or functionality, of our products and services. These events likely will result in loss of revenue. A prolonged interruption in the availability or reduction in the availability, speed, or functionality of our products and services could materially harm our business. In addition, as a provider of payments solutions, we will likely be subject to heightened scrutiny by regulators that may require specific business continuity, disaster recovery plans, and other measures which may be costly and time-consuming to implement, and may divert our resources from other business priorities.

We are exposed to fluctuations in foreign currency exchange rates that could materially and adversely affect our financial results. The LODE Payments Platform is expected to have significant operations internationally that are denominated in foreign currencies, including the British Pound, Euro, Australian Dollar, and Canadian Dollar, which will subject us to foreign currency exchange risk. The strengthening or weakening of the U.S. dollar versus these foreign currencies impacts the translation of our net revenues generated and expenses incurred in these foreign currencies into the U.S. dollar. In connection with providing our services in multiple currencies, we may face financial exposure if we incorrectly set our foreign currency exchange rates or as a result of fluctuations in foreign currency exchange rates between the times that we set them, exposing us to risk of financial losses as a result.

7

The LODE Payments Platform will be subject to extensive government regulation and oversight. Failure to comply with extensive, complex, overlapping, and frequently changing rules, regulations, and legal interpretations could materially harm our business. The LODE Payments Platform will be subject to a wide variety of local, state, federal, and international laws, rules, regulations, licensing schemes, and industry standards in the United States and in other countries in which it operates. In addition to payments and financial services-related regulations, and the privacy, data protection, and information security-related laws, our business is also subject to, without limitation, rules and regulations applicable to securities, competition, and marketing and communications practices. Laws, rules, regulations, licensing schemes, and standards applicable to our business are subject to changes and evolving interpretations and application, including by means of legislative changes and/or executive orders, and it can be difficult to predict how they may be applied to our business and the way we conduct our operations. We may not be able to respond quickly or effectively to regulatory, legislative, and other developments, and these changes may in turn impair our ability to offer our existing or planned features, products, and services and/or increase our cost of doing business.

Any failure or perceived failure to comply with existing or new laws, rules, regulations, licensing schemes, industry standards, or orders of any governmental authority (including changes to or expansion of the interpretation of those laws, regulations, standards or orders), may:

●	subject us to significant fines, penalties, criminal and civil lawsuits, license suspension or revocation, forfeiture of significant assets, audits, inquiries, whistleblower complaints, adverse media coverage, investigations, and enforcement actions in one or more jurisdictions levied by federal, state, local or foreign regulators, state attorneys general and private plaintiffs who may be acting as private attorneys general pursuant to various applicable federal, state, and local laws;

●	result in additional compliance and licensure requirements;

●	increase regulatory scrutiny of our business; and

●	restrict our operations and force us to change our business practices or compliance program, make product or operational changes, or delay planned product launches or improvements.

The complexity of U.S. federal and state regulatory and enforcement regimes, coupled with the scope of our international operations and the evolving regulatory environment, could result in a single event giving rise to many overlapping investigations and legal and regulatory proceedings by multiple government authorities in different jurisdictions.

Any of the foregoing could, individually or in the aggregate, harm our reputation as a trusted provider, damage our brands and business, cause us to lose existing customers, prevent us from obtaining new customers, require us to expend significant funds to remedy problems caused by breaches and to avert further breaches, expose us to legal risk and potential liability, and adversely affect our results of operations and financial condition.

Failure to deal effectively with fraud, fictitious transactions, bad transactions, and negative customer experiences would increase our loss rate and could negatively impact our business and severely diminish merchant and consumer confidence in and use of our services. If successful, we expect that the LODE Payments Platform will process a significant volume and dollar value of transactions on a daily basis. In the event that merchants do not fulfill their obligations to consumers or a merchant's goods or services do not match the merchant’s description, we may incur substantial losses as a result of claims from consumers. We seek to recover such losses from the merchant but we may not fully recover them if the merchant is unwilling or unable to pay. We also incur substantial losses from claims that the consumer did not authorize the purchase, fraud, erroneous transactions, and customers who have closed bank accounts or have insufficient funds in their bank accounts to satisfy payments. Such occurrences, if overly frequent, could harm our reputation as well as our profitability, resulting in negative impact on our business.

8

Our actual or perceived failure to comply with privacy, data protection and information security laws, rules, regulations and obligations could harm our business. Certain types of information that our payments platform will collect, compile, store, use, transfer and/or publish are subject to numerous federal, state, local and foreign laws and regulations regarding privacy, data protection and information security These laws, rules and regulations govern the storing, sharing, use, processing, transfer, disclosure and protection of personal information and other content. The scope of these laws, rules and regulations are changing, subject to differing interpretations. We will also be subject to the terms of our privacy policies and obligations to third parties related to applicable privacy, data protection and information security.

The regulatory framework for privacy, data protection and information security is uncertain, and is likely to remain uncertain for the foreseeable future, and we expect that there will continue to be new laws, rules regulations and industry standards concerning privacy, data protection and information security proposed and enacted in the jurisdictions in which we operate

Our efforts to comply with privacy, data protection and information security laws, rules and regulations could entail substantial expenses, may divert resources from other initiatives and could impact our ability to provide certain solutions. Additionally, if our future third-party providers violate any of these laws or regulations, such violations may also put our operations at risk. Any failure or perceived failure by us to comply with any of our obligations relating to privacy, data protection or information security may result in governmental investigations or enforcement actions, litigation, claims or negative publicity and could result in significant liability, increased costs or cause our clients to lose trust in us, which could have an adverse effect on our reputation and business.

Risks Related to the Securities in this Offering

The characteristics of the LODE Bonds, including maturity, interest rate, lack of collateral security or guarantee, and lack of liquidity, may not satisfy your investment objectives. The LODE Bonds may not be a suitable investment for you, and we advise you to consult your investment, tax and other professional financial advisors prior to purchasing the LODE Bonds. The characteristics of the LODE Bonds, including maturity, interest rate, lack of collateral security or guarantee, and lack of total liquidity, may not satisfy your investment objectives. The LODE Bonds may not be a suitable investment for you based on your ability to withstand a loss of interest or principal or other aspects of your financial situation, including your income, net worth, financial needs, investment risk profile, return objectives, investment experience and other factors. Prior to purchasing any LODE Bonds, you should consider your investment allocation with respect to the amount of your contemplated investment in the LODE Bonds in relation to your other investment holdings and the diversity of those holdings.

Holders of LODE Bonds are exposed to the credit risk of our company. LODE Bonds are our full and unconditional obligations. If we are unable to make payments required by the terms of the LODE Bonds, you will have an unsecured claim against us. LODE Bonds are therefore subject to non-payment by us in the event of our bankruptcy or insolvency. In an insolvency proceeding, we cannot assure you that you will recover any remaining funds. Moreover, your claim may be subordinate to that of any senior creditors and any secured creditors to the extent of the value of their security.

The LODE Bonds are unsecured obligations. The LODE Bonds do not represent an ownership interest in any of the Company’s assets or any of our members, managers or affiliates. The LODE Bonds are unsecured general obligations of the Company and will rank equally with all of our other unsecured debt unless such debt is senior to or subordinate to the LODE Bonds by their terms. We may issue secured debt in our sole discretion without notice to or consent from the holders of LODE Bonds. Therefore as unsecured obligations, there is no security to be provided to the holders of the LODE Bonds.

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There is no public market for LODE Bonds, and none is expected to develop. LODE Bonds are newly issued securities. Although under Regulation A the securities are not restricted, LODE Bonds are still highly illiquid securities. No public market has developed nor is expected to develop for LODE Bonds, and we do not intend to list LODE Bonds on a national securities exchange or interdealer quotational system. You should be prepared to hold your LODE Bonds through their maturity dates as LODE Bonds are expected to be highly illiquid investments.

Holders of the LODE Bonds will have no voting rights. Holders of the LODE Bonds will have no ownership interest in the Company, nor any voting rights and therefore will have no ability to control the Company or be able to vote on any matters regarding the operation of the Company. As a Bondholder, purchasers in this Offering will have no right to vote upon or receive notice of any corporate actions we may undertake, which you might otherwise have if you owned equity in our Company.

Because the LODE Bonds will have no sinking fund, insurance, or guarantee, you could lose all or a part of your investment if we do not have enough cash to pay. There is no sinking fund, insurance or guarantee of our obligation to make payments on the LODE Bonds. We will not contribute funds to a separate account, commonly known as a sinking fund, to make interest or principal payments on the LODE Bonds. The LODE Bonds are not certificates of deposit or similar obligations of, and are not guaranteed or insured by, any depository institution, the Federal Deposit Insurance Corporation, the Securities Investor Protection Corporation, or any other governmental or private fund or entity. Therefore, if you invest in the LODE Bonds, you will have to rely only on our cash flow from operations and other sources of funds for repayment of principal at maturity or redemption and for payment of interest when due. If our cash flow from operations and other sources of funds are not sufficient to pay any amounts owed under the LODE Bonds, then you may lose all or part of your investment.

Using a credit card to purchase the LODE Bonds may impact the return on your investment as well as subject you to other risks inherent in this form of payment. Investors in this Offering have the option of paying for their investment with a credit card, which is not usual in the traditional investment markets. Transaction fees charged by your credit card company (which can reach 5% of transaction value if considered a cash advance) and interest charged on unpaid card balances (which can reach almost 25% in some states) add to the effective purchase price of the LODE Bonds you buy. The cost of using a credit card may also increase if you do not make the minimum monthly card payments and incur late fees. Using a credit card is a relatively new form of payment for securities and will subject you to other risks inherent in this form of payment, including that, if you fail to make credit card payments (e.g. minimum monthly payments), you risk damaging your credit score and payment by credit card may be more susceptible to abuse than other forms of payment. Moreover, where a third-party payment processor is used, as in this Offering, your recovery options in the case of disputes may be limited. The increased costs due to transaction fees and interest may reduce the return on your investment. The Commission’s Office of Investor Education and Advocacy issued an Investor Alert dated February 14, 2018 entitled: “Credit Cards and Investments – A Risky Combination”, which explains these and other risks you may want to consider before using a credit card to pay for your investment.

The subscription agreement has a forum selection provision that requires disputes be resolved in state or federal courts in the State of Delaware, regardless of convenience or cost to you, the investor.

In order to invest in this Offering, investors agree to resolve disputes arising under the subscription agreement in state or federal courts located in the State of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon the agreement. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.  As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.  You will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder. This forum selection provision may limit your ability to obtain a favorable judicial forum for disputes with us.   Alternatively, if a court were to find the provision inapplicable to, or unenforceable in an action, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations.

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Investors in this Offering may not be entitled to a jury trial with respect to claims arising under the subscription agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under the agreement.

Investors in this Offering will be bound by the subscription agreement, which includes a provision under which investors waive the right to a jury trial of any claim they may have against the Company arising out of or relating to the agreement, including any claims made under the federal securities laws. By signing the agreement, the investor warrants that the investor has reviewed this waiver with his or her legal counsel, and knowingly and voluntarily waives the investor’s jury trial rights following consultation with the investor’s legal counsel.

If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by a federal court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Delaware, which governs the agreements, by a federal or state court in the State of Delaware. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the subscription agreement. You should consult legal counsel regarding the jury waiver provision before entering into the subscription agreement.

If you bring a claim against the Company in connection with matters arising under the agreement, including claims under the federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the Company. If a lawsuit is brought against the Company under any of the agreements, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

Nevertheless, if the relevant jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the agreement with a jury trial. No condition, stipulation or provision of the subscription agreement serves as a waiver by any holder of the Company’s securities or by the Company of compliance with any substantive provision of the federal securities laws and the rules and regulations promulgated under those laws.

In addition, when the shares are transferred, the transferee is required to agree to all the same conditions, obligations and restrictions applicable to the shares or to the transferor with regard to ownership of the shares, that were in effect immediately prior to the transfer of the shares, including but not limited to the subscription agreement.

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PLAN OF DISTRIBUTION

Plan of Distribution

The Company is offering up to $50,000,000 of LODE Bonds on a “best efforts” basis. The minimum investment for the LODE Bonds is $1,000, or one LODE Bond. Under Regulation A, the Company may only offer $50 million in securities during a rolling 12-month period. The Offering will terminate at the earlier of the date at which the maximum offering amount has been sold and the date at which the Offering is earlier terminated by the Company, in its sole discretion. The Company may undertake one or more closings on an ongoing basis. After each closing, funds tendered by investors will be available to the Company.

The Company has engaged Entoro Securities, LLC, a broker-dealer registered with the SEC and a member of FINRA, and a member of Securities Investor Protection Corporation (SIPC), to promote the sales of our LODE Bonds through direct solicitation and marketing campaigns. Our offering will be listed on Entoro’s proprietary offerings platform “OfferBoard” at www.entoro.com/offerboard/offers, which is owned and operated by Entoro’s wholly-owned subsidiary OfferBoard, LLC.

This Offering Circular will be furnished to prospective investors via download 24 hours per day, 7 days per week on the Company’s offering page on the OfferBoard platform, as well as on the Company’s website (www.lodepay.com) on a landing page that relates to the Offering (www.investors.lodepay.com).

The Offering will terminate at the earlier of the date at which the maximum offering amount has been sold and the date at which the Offering is earlier terminated by the Company, in its sole discretion.

The Company may undertake one or more closings on an ongoing basis. After each closing, funds tendered by investors will be available to the Company.

Entoro, through its wholly-owned subsidiary OfferBoard, will also perform certain administrative and compliance related services in connection with this Offering, such as:

●	Review investor information for investors in this Offering that invest through the OfferBoard platform, including performing KYC (“Know Your Customer”) data, AML (“Anti Money Laundering”) and other compliance background checks, and provide a recommendation to the Company whether or not to accept investor as a customer;
●	Review each investor’s subscription agreement to confirm such investor’s participation in the Offering, and provide a determination to the Company whether or not to accept the use of the subscription agreement for the investor’s participation;
●	Contact and/or notify the Company, if needed, to gather additional information or clarification on an investor;
●	Not provide any investment advice nor any investment recommendations to any investor;
●	Keep investor details and data confidential and not disclose to any third-party except as required by regulators or pursuant to the terms of the agreement (e.g. as needed for AML and background checks); and
●	Coordinate with third party providers to ensure adequate review and compliance.

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As compensation for the services listed above, the Company has agreed to pay Entoro a cash commission equal to 1% of the gross proceeds raised in the Offering; or 5% on gross proceeds to the extent they are facilitated by Entoro. For example, if the Company directly solicits an investment from an investor, and Entoro played no role in facilitating this investors’ investment, Entoro will still earn a 1% commission on such investment. In addition, the Company has agreed to pay Entoro a fee of $10,000 for advisory and consulting services, as well as a $10,000 one-time advance expense allowance to cover reasonable out-of-pocket accountable expenses actually anticipated to be incurred by Entoro in connection with the Offering, such as, among other things, due diligence fees, technology platform setup costs, and other support necessary prior to qualification by the SEC of this Offering statement of which this Offering Circular forms a part. The Company has agreed to reimburse Entoro for all out-of-pocket expenses incurred in connection with its services for this Offering, including reasonable travel and amounts paid to outside professionals or experts retained in connection with Entoro’s performance under this engagement, up to a maximum of $40,000, with $10,000 being the maximum for background checks, and $15,000 being the maximum allocated for reimbursement for use of an outside legal counsel, which Entoro may engage to assist with its FINRA 5110 filing to be made in connection with its services in this Offering.

While the advisory fee is non-refundable, Entoro will refund any amount related to the advance expense allowance to the extent it is not used, incurred or provided to the Company.

Assuming a fully-subscribed offering for the LODE Bonds, the Company estimates that the total amount payable to Entoro, including the one-time advance expense allowance fee of $10,000 and the advisory fee, would be $520,000 if Entoro does not facilitate any sales in the Offering, and $2,520,000 if Entoro facilitates all sales of securities in the Offering.

Procedures for Subscribing

We intend to use the online platform OfferBoard at www.entoro.com/offerboard/offers as the sole technology platform to provide technology tools to allow for the sales of securities in this Offering. In addition, Entoro may engage selling agents in connection with the Offering to assist with the placement of securities.

In order to invest on OfferBoard, Investors will be required to create an account on the OfferBoard platform, after which they will subscribe to the Offering via the online OfferBoard hosted by Entoro and will agree to the terms of the Offering, the subscription agreement and any other relevant exhibits attached thereto. When subscribing through the online platform, payment may be made by ACH electronic transfer, wire transfer of immediately available funds, and credit or debit cards.

A copy of the subscription agreement investors will execute to purchase the LODE Bonds in this Offering is filed as Exhibit 4 to this offering statement of which this Offering Circular forms a part.

Selling Securityholders

No securities are being sold for the account of security holders. All net proceeds of this Offering will go to the Company.

Investors’ Tender of Funds

After the SEC has qualified the Offering Statement, the Company will accept tenders of funds to purchase the LODE Bonds. The Company may close on investments on a “rolling” basis (so not all investors will receive their securities on the same date). Investors may subscribe by tendering funds via ACH, debit or credit card, or wire. Subscriptions via credit card will be processed via a third-party software provider, Prime Trust, LLC. The Company estimates that processing fees for credit card subscriptions will be approximately 3.8% of total funds invested per transaction. The Company intends to pay these fees on behalf of investors, which, at the maximum offering amount, could be a total of $1,520,000 in fees. Investors should note that processing of checks and credit cards by financial institutions has been impacted by restrictions on businesses due to the coronavirus pandemic. Delays in the processing and closing of subscriptions paid by check may occur, and credit card processing fees may fluctuate. Upon closing, funds tendered by investors will be made available to the Company for its use. The Company estimates that approximately 80% of the gross proceeds raised in this Offering will be paid via credit card. This assumption was used in estimating the payment processing fees included in the total offering expenses set forth in the “Use of Proceeds” section of this Offering Circular.

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The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason, including, but not limited to, in the event that an investor fails to provide all necessary information, even after further requests, in the event an investor fails to provide requested follow up information to complete background checks or fails background checks, and in the event the Offering is oversubscribed in excess of the maximum offering amount.

Upon confirmation that an investor’s funds have cleared, the Company will issue the LODE Bonds to the investor.

Escrow Agent

Company has entered into an Escrow Services Agreement with Prime Trust, LLC (the “Escrow Agent”). Investor funds will be held in an account by the Escrow Agent pending a closing or the termination of the Offering. While funds are held the escrow account and prior to a closing of the sale of LODE Bonds in bona fide transactions that are fully paid and cleared, (i) the escrow account and escrowed funds will be held for the benefit of the investors, (ii) the Company will not be entitled to any funds received into the escrow account, and (iii) no amounts deposited into the escrow account shall become the property of the Company, or be subject to any debts, liens or encumbrances of any kind of the Company. No interest shall be paid on balances in the escrow account.

The Escrow Agent has not investigated the desirability or advisability of investment in the shares nor approved, endorsed or passed upon the merits of purchasing the securities.

Forum Selection Provision

Our subscription agreement includes a forum selection provisions that require any claims against the Company based on the subscription agreement not arising under the federal securities laws to be brought in a court of competent jurisdiction in the State of Delaware. This forum may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. the Company has adopted these provisions to limit the time and expense incurred by its management to challenge any such claims. As a company with a small management team, this provision allows its officers not to lose a significant amount of time traveling to any particular forum so they may continue to focus on operations of the Company.

Jury Trial Waiver

The subscription agreement provides that investors waive the right to a jury trial of any claim they may have against us arising out of or relating to the subscription agreement. By signing the subscription agreement, the investor warrants that the investor has reviewed this waiver with the investor’s legal counsel, and knowingly and voluntarily waives his or her jury trial rights following consultation with the investor’s legal counsel. If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law. Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the subscription agreement with a jury trial. No condition, stipulation, or provision of the subscription agreement serves as a waiver by us, or by any investor, of compliance with any substantive provision of the federal securities laws and the rules and regulations promulgated under those laws.

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USE OF PROCEEDS TO ISSUER

Assuming a maximum raise of $50,000,000, the net proceeds of this Offering would be approximately $45,893,000 after subtracting estimated offering costs of $2,520,000 to Entoro in commissions, fees, and expenses, $10,000 in audit fees, $1,520,000 in credit card processing fees, $7,000 in Edgarization fees and $50,000 in legal fees.

Assuming a raise of $25,000,000, representing 50% of the maximum offering amount, the net proceeds of this Offering would be approximately $22,903,000 after subtracting estimated offering costs of $1,270,000 to Entoro in commissions, fees, and expenses, $10,000 in audit fees, $760,000 in credit card processing fees, $7,000 in Edgarization fees and $50,000 in legal fees.

Assuming a raise of $10,000,000, representing 20% of the maximum offering amount, the net proceeds of this Offering would be approximately $9,109,000 after subtracting estimated offering costs of $520,000 to Entoro in commissions, fees, and expenses, $10,000 in audit fees, $304,000 in credit card processing fees, $7,000 in Edgarization fees and $50,000 in legal fees. In such an event, the Company would adjust its use of proceeds by narrowing the scope of its product development and focusing more on commercialization efforts for its products and services.

Please see the table below for a summary our intended use of the net proceeds from this Offering

Percent Allocation	$10,000,000 Raise		$25,000,000 Raise		Maximum Offering $50,000,000 Raise
%	Use Category	%	Use Category	%	Use Category
40%	Product Development	26.72%	Product Development	32%	Product Development
31.25%	Marketing	20.50%	Marketing	25%	Marketing
18.75%	General and Administrative	33.3%	General and Administrative	23%	General and Administrative
10%	Legal (Compliance, Business Contracts, etc.)	19.47%	Legal (Compliance, Business Contracts, etc.)	20%	Legal (Compliance, Business Contracts, etc.)

Because the Offering is a “best efforts”, we may close the Offering without sufficient funds for all the intended purposes set out above, or even to cover the costs of this Offering.

The Company reserves the right to change the above use of proceeds if management believes it is in the best interests of the Company

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THE COMPANY’S BUSINESS

Overview

LODE Payments International LLC was organized on August 6, 2020 as a limited liability company in the State of Delaware. LODE Payments International was formed to build a digital payments platform that will challenge the current financial payment industry with the goal to connect general consumers, small businesses and the underbanked to a financial system that will better serve their needs (the “LODE Payments Platform”). The LODE Payments Platform is intended to be a fully-integrated technical platform for connecting merchants, card issuers, payment gateways, processors, telecommunications companies, and banks to the “LODE Ecosystem” – a collectively organized distributed ecosystem comprised of two cryptographic assets, each representing a unique relationship to silver bullion - through the integration and development of various API’s, Gateways and rail systems. The LODE Payments Platform will have the ability to provide financial inclusion for the world’s underbanked with accessibility features via a smartphone application wallet that will provide low cost financial transactions along with inflation-proofing transactional funds by using an asset-backed medium of exchange.

Our Mission

The financial system in use today is designed to serve the needs of a small percentage of the global population. The current banking system best supports the populations of developed G10 nations, their governments and large corporations. Individuals and small businesses throughout the majority of the world’s population are not empowered through the traditional financial ecosystem of the developed nations which results in a lack of basic services for a vast majority of people in the developing world.

According to data published by the United Nations Capital Development Fund in 2017, there are roughly two billion adults - more than half of the world’s working adults - still excluded from formal financial services. With the advent of modern technology, and in light of multiple recessions and geopolitical friction, it is clear now more than ever that an accessible, trustless, decentralized form of financial services are needed.

LODE Payments International LLC has been formed to address this problem by building a new, compliant and regulated system that challenges the existing norms of a payment platform and empowers the financially disenfranchised global community. Through LPI’s use of Distributed Ledger Technology (DLT), the average person can become better engaged with a financial system, one that is designed to help them unlock the opportunities and efficiencies normally beyond their reach. The aim of LPI is to provide users with the following:

1.	Financial Inclusion Initiatives
2.	Mobile Wallet Technology
3.	Cross Border Payments
4.	Accessibility / Affordability
5.	Instant Settlement for Merchants
6.	Headless (Frictionless) Payments
7.	Trustless Distributed Ledger technology development

LPI is designing the LODE Payments Platform to enable individuals and merchants to be their own financial center, changing how the world engages with money. Our goal is to build a fully integrated payments platform for trustless banking that connects merchants, and individuals to a distributed system - allowing them instantaneous cross-border settlements, removing the unnecessary third parties, and providing a frictionless experience.

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The LODE Payments Platform will be utilized by the “LODE Project”- a collection of six entities focused on creating the foundations of a financial platform that is designed for the people by the people. The overall project ethos of the LODE Project focuses on creating a new monetary system through collaboration and the implementation technology with particular focus on DLT technologies.

There are two assets within the LODE Ecosystem that are intended to work in tandem: AGX Coin and the AUX Coin. AGX Coin is a stable asset designed for commerce and backed by physically vaulted silver. Each AGX Coin is backed by one gram of vaulted, audited, and insured 99.99% investment-grade silver. AUX Coin is a stable asset designed for commerce and backed by physically vaulted gold. Each AUX Coin is backed by a one-milligram of vaulted, audited, and insured 99.99% pure gold.

The LODE Project has developed a corporate strategy and structure that supports regulatory compliance for the project in North America, South America, Europe, Asia, and Africa. At present, six operational entities comprise the LODE Project, one of which is LODE (Switzerland) AG, which has licensed LPI technology that it will use to develop the LODE Payments Platform to help achieve the goals of the LODE Project.

The LODE Payments Platform

LPI intends to power the distribution and processing of “digital representations of real-world assets” globally, using trustless technology as its foundations to enable sending, receiving, and storing money simply. To this end, LPI intends to develop the LODE Payments Platform - a digital payments platform that will challenge the current financial payment industry. The LODE Payments Platform is intended to have global reach within the payments distribution business. The LODE Payments Platform will have the ability to provide financial inclusion for the world’s underbanked with accessibility features via a smartphone application wallet that will provide low cost financial transactions along with inflation proofing transactional funds by using an asset back medium of exchange. The LODE Payments Platform will provide an easy way for new and existing LODE users to purchase AGX and AUX Coins – asset-backed, stable digital money that will be used in daily commerce (AGX Coin is backed by silver, and AUX Coin is backed by gold).

License Agreement with LODE (Switzerland)

Pursuant to a license agreement dated December 15, 2020, LODE (Switzerland) AG granted LPI an exclusive and non-transferable license to use certain systems, software, products, and technology owned by LODE (Switzerland) AG, including any executable computer programs, source codes and any related printed, electronic and online documentation and any other files that may accompany such technology in exchange for the issuance by LPI to LODE (Switzerland) AG of 77,000,000 Common Shares, representing 100% of LPI’s issued and outstanding Common Shares. (the “License Agreement”). This license granted to LPI is for use only, and is not in any way a transfer of ownership rights from LODE (Switzerland) AG. The term of the License Agreement is perpetual, and may only be terminated upon the mutual consent of the parties or for breach of the terms of the agreement by either of the parties.

LPI intends to utilize the rights and technology granted to it via the Licensing Agreement to aid its development of the LODE Payments Platform. While there is no provision of the License Agreement (or any other agreement) that requires LPI to integrate the LODE Payments Platform into the overarching LODE Ecosystem created by the LODE Project (of which LODE (Switzerland) AG is a member), LPI intends for the LODE Payments Platform to be a part of the overall LODE Ecosystem.

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Principal Products and Services

The development of the LODE Payments Platform is, and will continue to be, a work in progress in response to technological advancements in the fintech sector, changing consumer tastes, and shifting business practices – nonetheless, there are certain concrete products and services that are part of the LODE Payments Platform that LPI is currently offering, as well as products and services that LPI is intending to develop, all of which are products and services that are part of the LODE Payments Platform. Unless otherwise specified, references to the “LODE Payments Platform” refer to the platform as a whole, as well the individual products and services that form components of the payments platform, on a collective basis.

The products and services being offered by LPI as of the date of this Offering Circular are described below. LPI has been licensed the right to operate and offer each of the below products and services from LODE (Switzerland) AG pursuant to the Licensing Agreement. As of the date of this Offering Circular, LPI does not own any intellectual property.

●	LODEPay Wallet (LPW) (Current Release Version 2.1). The current primary product offered by LPI is the LODEPay Wallet, which is a noncustodial universal multi-currency, multi-asset digital wallet that enables holders to gain access to the LODE Ecosystem’s “digital representations of real-world assets” and to use them in a fee-reduced environment for commerce, banking, and business. Trustless liquidity features will allow individuals to instantly settle, manage, and hold assets in whatever currency or capacity they choose. LPW is a native application for dominant mobile platforms (iOS & Android), providing users with a means of utilizing their AGX and AUX Coins for commerce and financial transactions. The LPW relies on fast, trustless, off-chain transactions, which will be secured with on-chain settlements through the Syscoin Z-DAG™ protocol. The LPW is a non-custodial, multi-asset, multi-networked wallet unlike any other, enabling the movement of AGX and AUX Coins from one blockchain to another, calling upon BATON™ to do the heavy lifting. It also enables peer-to-peer transfers and functions as a simple Point of Sale (POS). The LPW is currently available on both iOS and Android through the applicable stores. In the future the LODEPay Wallet will integrate the functionality of debit and credit vehicles such as cards and other common financial products.
●	LODEPay Web Wallet (LPWW). This wallet mirrors the functionality of the mobile LODEPay Wallet and is accessible through any web browser on a desktop or mobile device with no download or installation required. The LPWW offers users the same bank-grade security as the LODEPay Wallet.
●	LODEPay Gas Station™ (L:GS). Many potential customers for the LODE Payments Platform are unfamiliar with how blockchains work and are not familiar with the concept of “gas”. It essentially refers to the execution fee for every operation made on the blockchain. The “Gas Station” tab in the LODEPay Wallet is designed to abstract that out of buying transactions, so as to make AGX and AUX Coins easier to use for crypto novices. A low volume, one-directional exchange will allow people to convert AGX or AUX Coins into the platform token for the platform they are on, and cover the costs for these transactions. Each platform has different gas requirements, and the Gas Station tab is designed to handle that on the user’s behalf. The LODE Gas Station is not a true exchange. As such, it is expected that users will purchase small amounts at a time. To users familiar with bank service charges offering 12 transactions for $5 or more, the low cost of the LODE Gas Station fees is a much less expensive offering for the convenience of using LODEPay Wallet. For example, sending $100 will cost approximately $0.03 to send on the LPW, through the Gas Station. This will enable people to do microtransactions at a considerably lower cost.

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●	LODEMarkets (L:Markets). A small but growing marketplace featuring goods and services that can be purchased using AGX and AUX Coins. Currently, LODEMarkets is a trade and commerce marketplace that enables sales and purchases using AGX and AUX Coins. Unlike usual card payments, businesses that accept AGX and AUX Coins for payment of their products and services will pay a near $0 cash fee for the sales costs. LPI intends to extend the services for large trade organizations as a way to mitigate their losses in heavy foreign exchange fees and the cost of transactions. LODEMarkets enable merchants to pay for the products and services with new revenue streams from new sales to new customers. LODEMarkets is currently available at www.lodemarkets.com.

Planned Products, Services, Integrations, and Features

LPI intends to continue to develop products, services, and technology features that will form components of, and enhance the functionality of, the LODE Payments Platform. The current development plans of LPI described below are only in the planning stages, and are still undergoing a process of roadmapping and scope development.

Planned Integrations

LPI is intending to develop a challenger payment platform, with the intention to connect digital precious metal to all gateways, in order to connect to Payment Processors (i.e. entities that process payment transactions for goods and services, such as credit card processors) in multiple jurisdictions that will allow LPI to offer its wallet services (i.e. the LODEPay Wallet) as a local or regional entity in such jurisdictions. As well, it will allow for the connection to local merchants networks, International Organizations for Standardization (ISOs), and resellers that offer LPI products to these merchants. This will also allow for the issuing of virtual and physical cards to LODE Payments Platform users, as well as, offering virtual international bank account number (IBAN) accounts.

●	Third-party Payment Platform Integration. Through integrations with other third-party payment platforms, LPI will be able to access users of wallet providers around the world. Integration involves both technological development so that the LODE Payments Platform can assimilate with third-party platforms, as well as business development efforts to find willing participants to integrate with our platform. As of the date of this Offering Circular, LPI has not identified any specific third-party platforms as potential integration partners.
●	Merchant Networks Integration. Through the development of payment network integrations, shopping cart plugins, ATM integration, and custom wallet integrations, LPI will look to provide an affordable, borderless merchant service offering available to all merchants. LPI provides this channel the ability to leverage the LODEPay Wallet as is, or, for larger clients, the ability to create and provide ancillary wallet services on top of the standard functionality of the LODEPay Wallet. LPI is developing campaigns, such as LODEPayZERO, which will attract merchants to switch to the LODE MicroPayments Platform (LMPP).
●	Trade Networks. There are many reasons to connect barter exchanges, networks of exchanges, and corporate barter to the LODE Payments Platform via LPI, but the most compelling reasons are the benefits it provides to all participants. Barter, also known as “reciprocal trade”, provides liquidity, a massive array of product and service availability from hundreds of thousands of suppliers that can be purchased with AGX/AUX Coins, new distribution channels for LODEMarkets merchants, and bottom-line cost savings and profit for all participants. Connecting the current $14 billion per year reciprocal trade industry (according to data published by The International Reciprocal Trade Association, IRTA) to the LODE Payments Platform also creates a network effect for LPI via interconnected marketplaces and merchant directories between exchanges worldwide, which enhances transaction velocity.
●	LPI for SME’s & Corporations LPI has an “LPI for Enterprises” initiative, which involves expanding our ecosystem to support ancillary products “bolt-on” offerings will allow companies the ability to customize the LODEPay Wallet. By offering APIs and dynamic settings and workflow support, organizations will have the ability to customize the LODEPay experience for their unique business process to service the needs of their customer communities and internal departments. Part of the LPI for Enterprises initiative will include the targeting of B2C and B2B organizations looking to provide their customer communities with wallet technologies tailored for their organization.

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Planned Features

LPI intends to continue to develop additional capabilities of the LODE Payments Platform, such as:

●	Transaction Monitoring - AML5. Transaction monitoring and KYC/AML services required by regulators is a complex and expensive undertaking. KYC or “Know Your Customer” can be defined as the process of verifying a customer’s identity. AML or “Anti Money Laundering” refers to measures to prevent and combat financial crimes especially money laundering and terrorism financing. Adherence to AML5 regulated processes that will be required by everyone, from end users to commercial buyers of the LODE Payments Platform. As such, the LODE Payments Platform customers and users will be required to run through scanning with their transaction networks supporting industry-leading forensics solutions that ensure token traceability and wallet risk scoring. This service will be integrated across other monetization inflow channels.
●	Bulletin Board - Fiat To AGX/AUX, Crypto To AGX/AUX Exchange Through the custom development of exchange trading pairs between AGX/AUX Coins and other digital and fiat assets, the LODE Project via LPI can offer AGX/AUX Coin holders with liquidity services and can offer investors the ability to trade against digital assets. In time, the development of further exchange services will continue to drive monetization opportunities. Users will be able to access services such as prepaid cards or ACH payment transfers to off-ramp from the exchange providing additional monetization opportunities for the LODE Project through LPI.

Planned Products and Services

LPI intends to introduce a multitude of products and services available on the LODE Payments Platform that will be revenue generators. These planned products and services are based on the following three types of users of the LODE Payments Platform:

Consumers - Individual users of the LODE Payments Platform

Product / Service	Source of Revenue	Description
LODEPay Wallet	Transaction Fees	Transaction fees will be charged by LPI for all usages of features within the LODEPay Wallet. Loading cards, sending and spending digital assets within the LPW will all have various fees. These fees will vary depending on the type of transaction.
LODEPay Wallet	Card Services	Prepaid Debit/Credit will be built into the LODEPay Wallet for transactions directly with merchants. Fees charged for such card services would be charged at each transaction, with the fee based on the volume of the transaction - i.e. for a $100 charge on card in the LODEPay Wallet, the user would pay a fee to LPI of $0.20.
LODEPay Wallet	KYC/AML	As part of its onboarding process, LPI will run KYC and AML checks on new users of the LODEPay Wallet. Users are required to have these checks run to use the LPW. LPI will charge users a small, one-time fee for every user onboarded to the LODEPay Wallet. Currently, LPI absorbs this fee on behalf of users as the product is in early-stage development, but plans to pass-on these fees to users of the LPW Wallet in the future.
LODEPay Wallet	Postpaid Credit Solutions	LPI intends to offer users of the LODEPay Wallet with access to postpaid credit (i.e. credit cards, lines of credit, etc.). Fees for such products and services will vary depending on the form of the postpaid credit offered, but will generally mimic fee structures for analogous, traditional postpaid credit services today, but at significantly lower rates (i.e. annual fees, interest on late payments, etc.)

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Merchants/Vendors – Entities that accept payments for goods and services via the LODE Payments Platform

Product / Service	Source of Revenue	Description
LODEPay Wallet	Geo Location and Notifications	LPI will offer the capability for users of the LODEPay Wallet to be notified when in close proximity to a vendor that accepts payment via the LODEPay Wallet (i.e. AGX/AUX). LPI will charge a fee to such merchants for LPI to provide such notifications to these users.
LODEMarkets	Analytics	LPI will offer analysis of market data for vendors/merchants on LODEMarkets, which LPI will have access to as the technology provider. Vendors will pay LPI for anonymized system data to improve selling performance.
Merchant Payment Processing	Transaction Fees	LPI will process payments from LODE Payments Platform customers to merchants for goods and services. LPI will receive a fee for this service (which we expect will be much lower than what traditional payment processors charge merchants today for similar services.)
Merchant App Portal	Transaction Fees	LPI will develop an application for merchants that can enable them to utilize their existing mobile devices accept payments from customers via the LODE Payments Platform. LPI will receive transaction-based fees for facilitating these payments. This will be a distinct application that is only available for Merchants, not customers of the LODE Payments Platform.
Event Ticketing	Service Fee and a Per Ticket-Fee	The LODE Payments Platform will have the capability to handle ticketing for events, from creating the digital tickets themselves, processing payments for such tickets, and distributing tickets after purchase. LPI will charge a fee to set up the ticketing system for a particular event, and will also charge a fee for each ticket sold using its system.
Advertising	Ad Revenue	LPI will add in functionality to the LODE Payments Platform to allow third-parties to advertise on the platform on a pay-per-click (“PPC”) basis. LPI will receive a small amount of money every time a user of the LODE Payments Platform clicks on an advertisement being run by an advertiser on our platform.
LODEPay Wallet	Loyalty Program	LPI will offer a “Loyalty” Program whereby users can earn rewards based on the amount of money spent, number of transactions, etc. on the LPI Platform. These rewards can be redeemed to purchase goods and services from third-party companies that will pay LPI to be listed as a company that users can redeem these rewards from for goods and services.

Corporations

Product / Service	Source of Revenue	Description
Custom Services	Staining Service	“Staining” is custom coding of cryptocurrency tokens so that the owner of the tokens can be easily identified. LPI will charge a flat fee for Staining services, which will be dependent on the scope of the work to be completed in order to complete the job (i.e. number of tokens that need to be Stained, etc.)
Custom Services	Bleaching Service	“Bleaching” is the process of reversing the “Staining” of cryptocurrency tokens outlined above. LPI will charge a flat fee for Bleaching services, which will be dependent on the scope of the work to be completed in order to complete the job (i.e. number of tokens that need to be Bleached, etc.)
Custom Services	Restaining Service	“Restaining” is a combination of Staining and Bleaching – first, an already-Stained token is Bleached, and then re-Stained. LPI will charge a flat fee for Restaining services, which will be dependent on the scope of the work to be completed in order to complete the job (i.e. number of tokens that need to be Restained, etc.) Restaining will be more expensive than “Bleaching” or “Staining” alone.
LODEPay Wallet	White-Labelling of LODEPay Wallet	LPI may license the LODEPay Wallet to other corporate entities and will charge a license fee for use of the LODEPay Wallet technology on an unbranded basis.

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Customers

As detailed above, once LPI has further developed the LODE Payments Platform, LPI expects its customers will consist of users of the LODE Payments Platform, which it expects will consist of individuals, merchants/vendors, and corporations.

Distribution

The LODEPay Wallet is the primary vehicle for individuals to access the LODE Payments Platform. The LPW can be downloaded as an app on dominant mobile platforms (iOS & Android); however, LPI intends to obtain partnerships with telecommunications providers and phone manufactures to expand its availability to other mobile platforms, in an effort to be accessible in all regions of the world.

Merchants, vendors, and corporations can be brought into the LODE Payments Platform in variety of ways. Offering LODEPay through custom integrations to other business systems will open up the potential for existing professional services consultants to support the growth of the LODE Payments Platform with their existing clients. Targeting middleware integrators such as Jitterbit, Zapier, Mulesoft, and DellBoom, the LODE Payments Platform would support seamless integration opportunities between the LODE Payments Platform and conventional business systems. Traditional software implementation partners including eCommerce, CRM, ERP, and Cloud consultants will be targeted to participate in the LODE Payments Platform, so that integration into our systems will be seamless and efficient for such entities desiring to join our platform.

Market

LPI's goal for market penetration is focused on large “underbanked” markets such as Africa, South American, India, Pakistan, Bangladesh, and Indonesia. According to statistics published by the United Nations, 1.7 billion adults were underbanked as of 2017, and important access gaps persist between men and women, poorer and richer households and rural and urban populations. For example, the financial inclusion gender gap in developing countries remained at 9 percentage points in 2017, unchanged since 2011. These people do have one common denominator that links them together, a smartphone, and the ability to utilize the LODEPay Wallet to achieve their own financial objectives. Affiliate networks of merchants and business in industries such as fashion, food & beverage services pharmaceutical, and other retail will provide direct distribution channels for LPI to grow the membership base assisting the platform in reaching critical mass.

Competition

We face competition from larger, more established payment processing platforms, such as PayPal, Stripe, Payline, Adyen, Authorize.net, Amazon Pay, Skrill, Payza, and 2Checkout. We believe our competitive strengths against these companies will be:

●	Low Cost: The LODE Payments Platform’s technology will enable us to provide analogous services provided by major payment processors today at a fraction of the cost, due our utilization of blockchain technology, which is cheaper and more efficient than the traditional systems, which keeps transaction costs high for consumers.
●	Instant Settlements: Settlement is the time it takes money to reach one person’s account to another. The LODE Payments Platform will facilitate instant settlements, with no waiting periods. Today, similar transfers via traditional methods could take several days. We believe this provides us with an advantage over companies that are not utilizing technology that allows for instant settlements of funds.

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●	Improved Security: The Blockchain technology we utilize promises to facilitate fast, secure, low-cost international payment processing services (and other transactions) through the use of encrypted distributed ledgers that provide trusted real-time verification of transactions without the need for intermediaries such as correspondent banks and clearing houses.
●	Frictionless Transactions: A “frictionless transaction” is essentially a purchase that is so easy to make that the consumer does not even have to pull out their wallet to pay with cash or provide a credit card. LPI’s payments solutions will be primarily frictionless and seamless, which we believe provides us with an advantage over credit card companies, for example.

Employees

As of the date of this Offering Circular, the Company does not have any employees. The Company intends to hire employees in the future.

Regulation

Foreign and domestic laws and regulations apply to many key aspects of our business. Failure to comply with these requirements may result in, among other things, revocation of required licenses or registrations, loss of approved status, private litigation, administrative enforcement actions, sanctions, civil and criminal liability, and constraints on our ability to continue to operate.

Payments Regulation

Various laws and regulations govern the payments industry in the United States and globally. For example, certain jurisdictions in the United States require a license to offer money transmission services, which the LODE Payments Platform will offer. We will need to maintain a license in each of those jurisdictions. We will also likely be required to be registered as a “Money Services Business” with the U.S. Department of Treasury’s Financial Crimes Enforcement Network. These licenses and registrations may subject us, among other things, to record-keeping requirements, reporting requirements, bonding requirements, limitations on the investment of customer funds, and inspection by state and federal regulatory agencies.

Outside the United States, we intend to provide localized versions of some of our services to customers which may be supervised by regulatory authorities in those jurisdictions. Our payments services may be or become subject to regulation by other authorities, and the laws and regulations applicable to the payments industry in any given jurisdiction are always subject to interpretation and change.

Consumer Financial Protection

The Consumer Financial Protection Bureau and other federal, local, state, and foreign regulatory agencies regulate financial products, including credit, deposit, and payments services, and other similar services. These agencies have broad consumer protection mandates, and they promulgate, interpret, and enforce rules and regulations that affect our business.

Anti-Money Laundering

We are subject to anti-money laundering (AML) laws and regulations in the United States and other jurisdictions. We have implemented an AML program designed to prevent our payments network from being used to facilitate money laundering, terrorist financing, and other illicit activity. Our program is also designed to prevent our network from being used to facilitate business in countries, or with persons or entities, included on designated lists promulgated by the U.S. Department of the Treasury’s Office of Foreign Assets Controls and equivalent foreign authorities. Our AML compliance program includes policies, procedures, reporting protocols, and internal controls and is designed to address these legal and regulatory requirements and to assist in managing risk associated with money laundering and terrorist financing.

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Protection and Use of Information

We collect and will continue to collect and use a wide variety of information to help ensure the integrity of our services and to provide features and functionality to our customers. This aspect of our business, including the collection, use, and protection of the information we acquire from our own services as well as from third-party sources, is subject to laws and regulations in the United States and elsewhere. As our business continues to expand in the United States and worldwide, and as laws and regulations continue to be passed and their interpretations continue to evolve, additional laws and regulations may become relevant to us.

Communications Regulation

We send texts, emails, and other communications in a variety of contexts, such as when providing digital receipts. Communications laws, including those promulgated by the Federal Communications Commission, apply to certain aspects of this activity in the United States and elsewhere.

Additional Developments

Various regulatory agencies in the United States and elsewhere continue to examine a wide variety of issues that could impact our business, including products liability, import and export compliance, accessibility for the disabled, insurance, marketing, privacy, and labor and employment matters. As our business continues to develop and expand, additional rules and regulations may become relevant. For example, we intend to engage in lending at some point in the future through the LODE Payments Platform, and state and federal rules concerning lending could become applicable.

For additional information, see “Risk Factors”.

Intellectual Property

LPI does not currently own any intellectual property, but will own all rights to The LODE Payments Platform once it is developed. LPI intends to file patents for any technology it creates in the future for which it believes will be able to obtain patent protection.

LPI currently licenses certain intellectual property from LODE (Switzerland) AG, pursuant to the License Agreement dated December 15, 2020. The term of the License Agreement is perpetual, and may only be terminated upon the mutual consent of the parties or for breach of the terms of the agreement by either of the parties. A copy of this license agreement is attached as Exhibit 6.1 to this Offering statement of which this Offering Circular forms a part.

Litigation

From time to time, the Company may be involved in a variety of legal matters that arise in the normal course of business. The Company is not currently involved in any litigation, and its management is not aware of any pending or threatened legal actions relating to its intellectual property, conduct of its business activities, or otherwise.

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THE COMPANY’S PROPERTY

The Company rents office space at 435 12th Street, West Bradenton, Florida, 34205, which serves as the Company’s headquarters. The Company uses the address of its registered agent in Delaware as a mailing address for certain purposes, which is at 16192 Coastal Highway, Lewes, Delaware 19958. The Company does not own or lease these premises. Due to the COVID-19 pandemic, the Company has been conducting its operations via a dispersed workforce, with no central location from which the Company conducts its operations.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included in this Offering Circular. The following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements.

Overview

LODE Payments International LLC was organized on August 6, 2020 as a limited liability company in the State of Delaware. LODE Payments International was formed to build a digital payments platform that will challenge the current financial payment industry with the goal to connect general consumers, small businesses and the underbanked to a financial system that will better serve their needs (the “LODE Payments Platform”). The LODE Payments Platform is intended to be a fully-integrated technical platform for connecting merchants, card issuers, payment gateways, processors, telecommunications companies, and banks to the “LODE Ecosystem” – a collectively organized distributed ecosystem comprised of two cryptographic assets, each representing a unique relationship to silver bullion - through the integration and development of various API’s, Gateways and rail systems. The LODE Payments Platform will have the ability to provide financial inclusion for the world’s underbanked with accessibility features via a smartphone application wallet that will provide low cost financial transactions along with inflation-proofing transactional funds by using an asset-backed medium of exchange.

Formation

LODE Payments International LLC, was organized on August 6, 2020 as a limited liability company in the State of Delaware. The Company’s initial member was Interfix (Cayman) Corporation, a company organized under the laws of the Cayman Islands, which is an affiliated entity of the Company founded by Ian Toews, a Board Member of the Company. Subsequently, and simultaneously with the Company’s adoption of its Operating Agreement on December 15, 2020, the Company and Interfix Corporation agreed that Interfix Corporation would remove itself as a member of the Company, and be replaced by LODE (Switzerland) AG as the Company’s sole member. Additionally on December 15, 2020 the Company issued 77,000,000 shares of its limited liability company interests, designated as “Common Shares”, to LODE (Switzerland) AG in exchange for a license to use certain intellectual property of LODE (Switzerland) AG pursuant to the License Agreement. LODE (Switzerland) AG is the sole member of the Company, and the sole holder of our Common Shares, which are the only issued and outstanding limited liability membership interests of our Company.

Plan of Operations and Milestones

We are a newly organized company and since inception have worked on organizational and development matters. LODE (Switzerland) AG covered the Company’s initial formation expenses, and has paid $5,200 in formation expenses on behalf of LPI to date. We have not generated any revenues and we are dependent on the proceeds from this Offering, as well the Company’s Regulation D Offering (described further below) to implement our business model. The Company will not be paying back to LODE (Switzerland) AG any of the advances made to the Company by LODE (Switzerland) AG, therefore there is no interest rate or maturity associated with such advances by LODE (Switzerland) AG.

LPI will be developing a challenger payment platform (the LODE Payments Platform) by initially expanding upon the features and services provided by its multi-asset digital wallet technology, which it has licensed from LODE (Switzerland) AG. At a time when the expanded LODE Payments Platform has been beta-tested and completed, LPI will have the following key performance indicators: number of users, revenues from transaction fees associated with merchant networks, gateways, debit, and credit card issuers, banks, telecoms, and other corporate partnerships.

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LPI  has licensed its multi-asset digital wallet technology from LODE (Switzerland) AG to complete a Proof of Concept phase for the LODE Payments Platform, which includes the design and functionality of the LODEPay Wallet, the LODE Gas Station, and the LODEPay Markets (“Phase 1”), and testing of the decentralized networks on IBM’s Hyperledger Fabric and the Syscoin Coin network. LODE (Switzerland) AG has engaged an assembly of services providers that are experts in the creation of high-performance based, scalable, customized, distributed ledger and wallet technology solutions with an emphasis on speed, privacy, and security (the “LODE Service Providers”). Phase 1 was completed, and now the LODE Switzerland has been delivered a design concept that will be used in the next phase of the LODE Payments Platform’s development.

The second phase of development is to leverage the design concept created in Phase 1 beta testing expanding the features of the LODE Payments Platform with a larger number of users, and channel partners within the payments industry (“Phase 2”).

LPI anticipates that the technical costs of developing the full LODE Payments Platform will be approximately $8,000,000. Marketing, partnerships, operations as well as legal, financial, and jurisdictional compliance will comprise approximately $12,000,000 for a total cost of $20,000,00 for product commercialization.  Once LPI receives $10,000,000 in gross proceeds from this Offering, LPI will approve the advancement of development of Phase 2 of the commercially ready product. Once the Company receives $20,000,000 in gross proceeds from this Offering, it will be able to scale the development to accommodate a substantial user base and maintain secure digital properties that also support  the LODE Payments Platform’s functionality. Achieving the $50,000,000 maximum level of funding over the 12 month duration of this Regulation A offering will allow LPI a $30,000,000 merger and acquisition fund to explore business opportunities for acquiring other functioning payment platforms, regulated financial institutions which could include licensed banking entities.

The complete development of a commercially ready challenger payments platform is expected to take 36 months, and consist of an initial development team of 16 people, including 1 Project Owner, 4 Full Stack Developers, 3 Front End Developers, 1 Scrum Master, 1 UI/UX Designer, 1 Graphic Designer, 1 Technical Lead, 1 Technical Advisor, 2 Blockchain Developer, and 1 Business Analyst. This team will work in conjunction with the LODE Service Providers to round out Leadership, Marketing, Legal, and Compliance.

We anticipate that the initial components of the LODE Payments Platform, including merchant services, gateway technologies, and virtual debit/credit could be released by Q4 of 2021. This is subject to staffing the software development team with our application development partners, LODE (Switzerland) AG, LODE Service Providers, and the development team adhering to this timeline. There is a risk that the development of the LODE Payments Platform could be delayed due to delays in this process or the inability of the Company to raise sufficient capital and the continued effect of the COVID-19 Pandemic within the United States which could affect technical development timelines. We anticipate the full commercial launch of the LODE Payments Platform will be in the second quarter of 2022. If the Company does not raise sufficient proceeds from this Offering, the Company will continue to seek additional capital in the form of debt financing from accredited investors to finance the completion of the LODE Payments Platform’s development.

Once the LODE Payments Platform starts to amass a user base of up to 1,000,000, we will be seeking to build upon product and service ideas generated by our Company and its users, and we intend to improve the product offering and customer experience, including but not limited to, enhancing features, improving functionality and implementing new technologies and creating partnerships.

Liquidity and Capital Resources

As of August 6, 2020, the Company had no cash on hand. The Company is not generating revenues and requires the continued infusion of new capital to continue business operations. In December 2020, the Company commenced an offering pursuant to 506(c) of Regulation D of its LODE Bonds, in which it is seeking to raise up to $10 million (the “Regulation D Offering”). As of the date of this Offering Circular, the Company has raised approximately $1,100,000 pursuant to this Regulation D Offering.

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To date, LODE (Switzerland) AG has paid $5,200 of organizational expenses on behalf of the Company. The Company is under no obligation to repay LODE (Switzerland) AG for these payments.

Issuances of Equity & Debt

Equity

On December 15, 2020, we issued 77,000,000 of our Common Shares to LODE (Switzerland) AG for $1 as consideration for licensing rights to certain technology owned by LODE (Switzerland) AG pursuant to the License Agreement.

Debt

As described above, in December 2020, the Company commenced the Regulation D Offering. As of the date of this Offering Circular, the Company has raised $1,100,000 from the issuance of 1,100 LODE Bonds. The LODE Bonds being sold in the Regulation D offering have identical terms to the LODE Bonds being sold in this Offering.

Trend Information

Central banks around the world, including China, Japan and Sweden, are developing their own digital currencies. China’s central bank announced in January 2017 that it had completed a successful trial run of transacting digital currencies among banks. In September 2017, Japan, Sweden and Estonia all announced similar digital currency projects: J-coin for Japan, E-krona for Sweden and Estcoin for Estonia. The United Kingdom, Uruguay and Kazakhstan have all announced plans to create digital fiat currencies. The investment in digital fiat currencies is driven by the move to a cashless society. A report published in March 2019 by Access to Cash in the United Kingdom suggests that cash transactions could fall to just 10% of all payments within the next 15 years. Currently only 13% of the total population in Sweden relies on cash transactions and Sweden is expected to become the world’s first cashless economy by 2023. Sweden plans to introduce its own digital currency in 2021. We believe these are all signals that there is growing need for the type of payments platform we are in the process of constructing.

Relaxed Ongoing Reporting Requirements

If we become a public reporting company in the future, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies”, including but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;
●	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;
●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and
●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and member approval of any golden parachute payments not previously approved.

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If we become a public reporting company in the future, we expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, although if the market value of our Common Shares that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the following December 31.

If we do not become a public reporting company under the Exchange Act for any reason, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our members could receive less information than they might expect to receive from more mature public companies.

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DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Pursuant to the Company’s Limited Liability Company Operating Agreement, the Company has an initial Board of Managers (the “Board”) comprised of Ian Richard Toews, Sandra Wright, Matthew Taub and Bruce Kamm – each, a Board Member. The Board constitutes a “Manager” within the meaning of the Delaware Limited Liability Company Act, and holds the management power over the business and affairs of the Company. Each Board Member is also an officer of the Company, and the Board may appoint officers as it chooses.

LODE (Switzerland) AG is the sole member of the Company. As a member, it has the power to remove any Board Member with 30 days prior written notice for “cause”. However, the management power over the business and affairs of the Company is held by the Board. The members of the Board of Managers hold the following positions at LODE (Switzerland) AG.

Name	Position	Age	Date Appointed to Current Position	Approximate hours per week for part-time employees
Executive Officers (1)
Matthew Taub	Chief Executive Officer	47	February 2021	N/A
Sandra Wright	Chief Administrative Officer	55	October 2020	N/A

Board Members
Ian Richard Toews	Board Member (Chairman)	54	October 2020	N/A
Matthew Taub	Board Member	47	October 2020	N/A
Sandra Wright	Board Member	55	October 2020	N/A
Bruce Kamm	Board Member	69	December 2020	N/A

(1)	Each of the Executive Officers of the Company is an employee of LODE (Switzerland) AG, the sole member of the Company.
(2)	Mr. Toews is also a Director of LODE (Switzerland) AG, the sole member of the Company. He is also a founder of LODE (Switzerland) AG, and LODE1 Anstalt, the parent company of LODE (Switzerland) AG.

Ian Richard Toews, Chairman of the Board

Mr. Toews is a founder of Interfix Corporation (a Cayman company), LODE1 Anstalt (a Liechtenstein company), LODE (Switzerland) AG (a Swiss company), LODE AG and Co. KG (an Austrian company), LODE U.K. Ltd (a United Kingdom company) and LODE (Ireland) Ltd (an Irish company) that collectively have been created to support the regulatory and compliance structure of the LODE Project.

Utilizing his in-depth experience in corporate finance, he leads the development of the corporate finance and administrative programs that complement existing and growing capital finance needs of the LODE Project. His particular focus is to steer and coordinate capital investment into LODE Token and the vaulted monetary mass of gold and silver from qualifying contributors. Throughout his career, Mr. Toews has assisted business owners and executives execute acquisition, joint ventures and capital raising and structured community mandates as a lead partner.

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The majority of Mr. Toews’ corporate experience in the early years was in the food and beverage industry. From April 2009 until May 2012, he served as Founder and President of Vampt Brands International Inc., a beverage company that produced and distributed innovative -Ready-To-Drink alcohol beverages. It attracted $3.0M in capital investment for production, distribution and sales. He steered the company from start up to full operational distribution across Canada and the United States.

From January 2013 until February 2016, Mr. Toews served as the Founder and President of Vampt Capital Partners Inc., a business that provided corporate and business management consulting services, investment and management services and Canadian integration services for accredited and qualified foreign immigration investors. The company introduced foreign investors to British Columbia owned businesses seeking capital investment in the wine and spirits sector. It attracted $6.0 million in capital investment for the distribution and sales for three British Columbia alcohol brands.

From November 2016 until September 2017, Mr. Toews acted as Vice President Corporate Finance for Fulcrum Family Advisors Ltd., a business providing Immigration Advisory Services, Business Advisory Services and Canadian Integration Services. Promoted the firm’s immigration program worldwide to connect HNW foreign business owners with British Columbia business owners seeking investment partners across any sectors.

From September 2017 to the present, Mr. Toews has been the head figure of the LODE Project, which he founded in 2017. The LODE Project’s goal is to restore gold and silver to historic prominence as sound money. The LODE Project has enabled the creation of two asset-backed digital utilities.

Matthew Taub, Chief Executive Officer, Board Member

Mr. Taub brings over a decade of precious metals and markets experience to the LODE Project. From 2011 until 2017, he served as a Director and was responsible for Business Development, Corporate and Institutional Sales of CPM Group in New York. Highly regarded for its expertise in precious metals, CPM Group provides research and consulting services related to the financial management of commodities exposure, including fundamental market research and analysis, consulting and advisory services, commodities management, and investment banking advisory. During his tenure at CPM Group, he worked across markets and industry participants from the buy-side and sell-side analysts and institutions, to Governments, Banks, and individuals. In 2017, Mr. Taub served as an Account Executive – CX/VOC Practice for Maru/edr, a technology driven global market research company. In 2018, he founded and currently serves as the President of Fressora Media LLC, a full-service digital marketing firm specializing in content creation and management, social media marketing, business promotion and development for the precious metals industry.

Mr. Taub holds an MBA in Finance and Accounting from Fordham University in New York City and a B.A. from Clark University in Massachusetts.

Sandra Wright, Chief Administrative Officer, Board Member

Ms. Wright has operated and owned Intellectual Property firms for over 30 years. She is a specialist in the field of Brand Creation and Brand Registration. Her experience crosses a large spectrum of business sectors. She has represented and managed intellectual property portfolios worldwide for companies in the food & beverage, consumer products, retail, manufacturing, medical and pharmaceutical, finance, technology, resource, agriculture, communications and education sectors. Over the past decade, Ms. Wright has provided Business Advisory Consulting Services to start-ups and existing businesses by providing a focused and strategic approach to corporate administration and operations, corporate communications and corporate governance.

From 1998 to 2010, she served as Founder and President of Accupro Trademark Services LLP, a trademark registration firm specializing in trademark law. In 2011, she founded and currently is the President of Infuse Works Inc. a brand creation and trademark registration business. In January 2012, Ms. Wright served as the Director of Business Development for Y5 Creative Studio Inc. a graphic design and website development services business until her departure in March 2014. From March 2014 until December 2015, she served as a Director and Chief Operating Officer with Vampt Capital Partners, Inc., a Ready-To- Drink alcoholic beverage company. From November 2016 until September 2017, Ms. Wright served as the President of Fulcrum Family Advisors Ltd., a business providing Immigration Advisory Services, Business Advisory Services and Canadian Integration Services. Ms. Wright and Mr. Toews implemented the firm’s immigration program worldwide to connect HNW foreign business owners with British Columbia business owners seeking investment partners across any sectors. From September 2017 to present, Ms. Wright has served as a Community Ambassador to the LODE Project, through her company Aglife Enterprises Inc., which is responsible for financial, legal and vaulting administration for the LODE Project.

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Bruce Kamm, Board Member

Bruce Kamm joined the LPI’s Board in December 2020. Prior to joining Lode Payments International, Bruce was a payments and commerce strategist and service provider for the LODE Project from June 2019 to December 2020. He oversaw the design, development and activation of SilverCards, AGXMarkets and the LODEPay virtual debit card, as well as facilitated introductions to broker dealers, card issuers, acquirers, payment and trading facilitators, who became LODE Partners. In that position, he was also responsible for architecting the LODE Project’s payments and commerce services, management of the SilverCards payment and redemption system, the virtual debit card issuing program, and operations of AGXMarkets (now LODEMarkets), to onboard merchants, as well as enhance marketplace listings and user experiences.

From 2000 to 2020, Bruce founded and managed several companies in the areas of banking, trade, and commerce. Some of these companies include Intertrade International, a real estate acquisition and development company, which Bruce founded in 1999, and where he still serves as President. In his role at this Company, Bruce acquired and managed residential and commercial real estate properties that were ultimately sold to private owners and developers. Bruce also founded two other companies in 1999 that are still in existence today - Intertrade Capital Group (where he has served as Managing Director since 1999) and VirtualBarter (where he has served as Chief “Evolutionary” Officer since 1999).

At Intertrade Capital Group, Bruce designed new forms of capitalization initiatives that empower companies with reduced cash requirements for purchasing and capital expenses, asset management, and alternative capital for mergers and acquisitions. Architected financial transactions to help companies obtain full value for excess capacity and production. At VirtualBarter, he architected the development of a world class, secure multi-currency trade and commerce SaaS management platform with multiple use cases to enable digital payments, account management, and a network of online marketplaces for barter exchanges and business networks worldwide. Managed exchange and merchant onboarding, and provided mentoring, support and best practices to new startup exchanges to assure their success. Other ventures that Bruce is still involved with in a managerial capacity include Multiplii Club (formed in 2016) and Virtual Commerce (formed in 2017), each of which are engaged in business surrounding payment platforms.

Bruce holds a B.A. interdisciplinary degree in Administrative Science and Psychology, and has been awarded the designation of Certified Trade Broker by the International Reciprocal Trade Association.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Since our inception, no compensation, cash or otherwise, has been provided to the executive officers or Board Members for their services to the Company. Currently, the Company has no contracts to compensate its officers and/or Board Members, however, it intends to compensate its officers and/or Board Members in the future.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets out, as of March 12, 2021, the voting securities of the Company that are owned by executive officers and directors, and other persons holding more than 10% of any class of the Company’s voting securities or having the right to acquire those securities. The table assumes that all options and warrants have vested. The Company’s voting securities include all shares of its limited liability company interests, designated as “Common Shares”.

Name and Address of Beneficial Owner	Title of class	Amount and nature of beneficial ownership	Amount and nature of beneficial ownership acquirable (1)	Percent of class (2)

Ian Toews, 435 12th Street West, Bradenton, Florida, 34205 (1)	Common Shares	77,000,000	0	100%

(1)	Represents shares held by LODE (Switzerland) AG. LODE1 Anstalt is the 100% owner of LODE (Switzerland) AG. LODE1 Anstalt was founded by Mr. Toews, who has voting and dispositive control of over the shares held by LODE1 Anstalt. As such, Mr. Toews is deemed to be the beneficial owner of these shares.
(2)	Based on 77,000,000 Common Shares issued and outstanding as of March 12, 2021.

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INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

License Agreement

As described in “The Company’s Business” section of this Offering Circular, on December 15, 2020, LPI and LODE (Switzerland) AG entered into a license agreement (the “License Agreement”), pursuant to which LODE (Switzerland) AG granted LPI a license to use certain technology of LODE (Switzerland) AG, in exchange the issuance of 77,000,000 Common Shares of LPI, representing 100% of the issued and outstanding Common Shares of LPI. LODE (Switzerland) AG was founded by Ian Toews, an officer and a Board Member of the Company. A copy of this agreement is filed as Exhibit 6.1 to this Offering statement.

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SECURITIES BEING OFFERED

General

We may issue LODE Bonds with a total value of up to $50 million on a continuous basis, under this Offering circular. The Bonds are priced at $1,000 each. We will not issue more than $50 million of LODE Bonds pursuant to this Offering Circular in any 12-month period.

Terms of the LODE Bonds

Interest. The LODE Bonds accrue simple interest at 9.00% per annum. Interest is paid quarterly (2.25% per quarter) to holders of the Bonds - interest only, without amortization, in arrears. Quarterly interest payments will commence on the date that is three (3) months from the date of the issuance of the Bond to the holder, and will be paid every three (3) months thereafter while the Bond is still outstanding.

Maturity. The LODE Bonds will have a five-year term. The LODE Bonds are not renewable at the option of the holder.

No Security. The LODE Bonds will be general unsecured obligations of the Company.

Ranking. The LODE Bonds will rank equally with all of our other unsecured debt unless such debt is senior to or subordinate to the LPI by their terms. The LODE Bonds will be subordinated to any current or future debt to banks, financial institutions and secured creditors. The Company does not have any debt that is senior to the LODE Bonds as the date of this Offering Circular. The LODE Bonds do not limit issuance of future senior or junior debt or other securities. There are presently no other Company-authorized securities that materially limit or qualify a Bondholders’ rights under the LODE Bonds, and the LODE Bonds do not limit the Company from authorizing such securities.

No Sinking Fund. The Company will not set aside funds in a sinking fund to pay interest or principal on the LODE Bonds.

No Conversion Rights. The LODE Bonds do not provide for rights of conversion into equity of the Company.

Fees. LODE Bond investors are not charged a servicing fee for their investment, but you may be charged a transaction fee if your method of payment requires us to incur an expense. The transaction fee will be equal to the amount that the Company will be charged by the payment processor. Other financial intermediaries, however, if engaged by you, may charge you commissions or fees.

LODE Bonds will be issued by computer-generated program on our website and electronically signed by us in favor of the investor. The LODE Bonds will be stored by us and will remain in our custody for ease of administration with a copy available in investor’s account.

Transfer Rights. The LODE Bonds will be transferable at the option of the holder.

Redemption. Holders of the LODE Bonds may redeem up to 5.00% of the principal of the LODE Bonds each quarter upon demand to the Company. Demand shall be provided to the Company in writing, and the Company will issue such funds to the investor within fourteen (14) days of receipt of such demand.

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No Accumulation. Unredeemed amounts by holders of the LODE Bonds do not accumulate. If holders of the LODE Bonds redeem any less than 5.00% per quarter, the remainder will not carry over to the next period, and the holders will have forfeited their right to redeem that remaining amount. By way of example, if a Bondholder only redeems 3% of the principal of the LODE Bond in Q1, then then Bondholder will not be able to redeem 7% of the principal of the LODE Bond in Q2, and will be limited to 5%.

Prepayment. The Company may prepay a portion or all of a LODE Bond without premium or penalty. Partial payment shall be applied to accrued, unpaid interest before principle.

Events of Default.

•	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;
•	if we fail to pay the principal, or premium, if any, when due whether by maturity or called for redemption; and
•	if we cease operations, file, or have an involuntary case filed against us, for bankruptcy, are insolvent or make a general assignment in favor of our creditors.

Modification.

A LODE Bond may be modified in writing signed by the Company and the Bondholder.

No Personal Liability of Board Members, Officers, Employees and Shareholders.

No member, manager, employee, agent, officer, Board Member, affiliate or subsidiary of ours will have any liability for any obligations of ours due to the issuance of any LODE Bonds.

Governing Law.

The LODE Bonds and our subscription agreement will be governed and construed in accordance with the laws of the State of Delaware.

Membership Interests of LPI

Our sole class of equity securities consists of common membership interest units, designated as “Common Shares”, representing ownership interests in our Company. All of our authorized Common Shares (77,000,000) are held by LODE (Switzerland) AG.

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LODE PAYMENTS INTERNATIONAL LLC FINANCIAL STATEMENTS

39

517 Route One, Suite 4103 Iselin, NJ 08830 (732) 781-2712 Berkower.io

INDEPENDENT AUDITORS’ REPORT

To the Sole Member of

Lode Payments International LLC

Report on the Financial Statements

We have audited the accompanying financial statements of Lode Payments International LLC (the "Company"), which comprise the balance sheet as of August 6, 2020 (inception), and the related statement of operations, changes in member’s equity (deficit), and cash flows for the period then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lode Payments International LLC as of August 6, 2020 (inception), and the results of its operations, changes in its member’s equity (deficit) and its cash flows for the period then ended in accordance with accounting principles generally accepted in the United States of America.

Berkower LLC

Iselin, New Jersey

November 3, 2020

Miami • Los Angeles • Cayman Islands

F-1

LODE PAYMENTS INTERNATIONAL LLC

BALANCE SHEET

AUGUST 6, 2020

Assets	$–

Liabilities and Member's Equity (Deficit)

Current Liabilities:
Accrued Expenses	$5,200

Total Current liabilities	$5,200

Member's Equity (Deficit)
Member's Equity (Deficit)	(5,200)

Total Member's Equity (Deficit)	$(5,200)

Total Liabilities and Member's Equity (Deficit)	$–

See accompanying notes to the financial statements.

F-2

LODE PAYMENTS INTERNATIONAL LLC

STATEMENT OF OPERATIONS

FOR THE PERIOD ENDED AUGUST 6, 2020 (INCEPTION)

Operating expenses
Corporate formation expenses	$(5,200)

Total Operating Expenses	(5,200)
Loss Before Income Taxes	(5,200)
Provision for Income Taxes	–
Net Loss	$(5,200)

See accompanying notes to the financial statements.

F-3

LODE PAYMENTS INTERNATIONAL LLC

STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE PERIOD ENDED AUGUST 6, 2020 (INCEPTION)

	Member's Equity	Total Member's Equity (Deficit)
Beginning of period	$–	$–
Net Loss	$(5,200)	$(5,200)
Balance at August 6, 2020	$(5,200)	$(5,200)

See accompanying notes to the financial statements

F-4

LODE PAYMENTS INTERNATIONAL LLC

STATEMENT OF CASH FLOWS

FOR THE PERIOD ENDED AUGUST 6, 2020 (INCEPTION)

Cash flows from Operating Activities

Net Loss	$(5,200)
Changes in operating assets and liabilities

Accrued Expenses	5,200

Net Cash Provided by (Used in) Operating Activities	–

Cash flows from Investing Activities	–

Cash flows from Financing Activities	–

Net change in Cash Position	–
Cash, beginning of period	–
Cash, end of period	$–

See accompanying notes to the financial statements.

F-5

LODE PAYMENTS INTERNATIONAL LLC

NOTES TO FINANCIAL STATEMENTS

AUGUST 6, 2020

1.	Incorporation and principal activity

LODE Payments International LLC (the “Company”) was incorporated by its sole member, Interfix Corporation, on August 6, 2020, as a Delaware limited liability company, with its principal office located in Wilmington, Delaware. The Company’s fiscal year-end is December 31.

The Company is organized for the purpose of establishing, developing, operating, and managing asset- based mediums of exchange, payment systems and related activities.

As of August 6, 2020, the Company has not commenced operations.

2.	Significant accounting policies

The significant accounting policies adopted by the Company are as follows:

Basis of Presentation

The financial statements have been prepared on the accrual basis of accounting and conform to the accounting principles generally accepted in the United States of America (“US GAAP”).

Use of estimates

Financial statements prepared in accordance with US GAAP require management to make estimates and assumptions that affect the reported amounts of assets, liabilities, income, and expenses. Actual results could differ from those estimates. Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606 when it has satisfied the performance obligations under an arrangement with the customer reflecting the terms and conditions under which products or services will be provided, the fee is fixed or determinable, and collection of any related receivable is probable. ASC Topic 606, “Revenue from Contracts with Customers” establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers. Revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements: 1) identify the contract with a customer; 2) identify the performance obligations in the contract; 3) determine the transaction price; 4) allocate the transaction price to performance obligations in the contract; and 5) recognize revenue as the performance obligation is satisfied.

The Company has not yet earned any revenue.

F-6

LODE PAYMENTS INTERNATIONAL LLC

NOTES TO FINANCIAL STATEMENTS

AUGUST 6, 2020

Note 2. Significant accounting policies (continued)

Functional and presentation currency

The financial statements of the Company are presented in United States dollars (“USD”) which is the Company’s functional currency, as the majority of activity is transacted in USD.

Cash

The Company considers all cash and short-term deposits with original maturity of three months or less to be cash and cash equivalents. The Company had no cash equivalents as of August 6, 2020. From time to time, the Company could maintain cash deposits in excess of federally insured limits. The Company believes credit risk related to any potential cash or cash equivalent amounts to be minimal.

Start-Up Costs

In accordance with ASC 720, costs related to start-up activities, including organizational costs, are expensed in the period incurred. The Company has incurred corporate formation expenses of $5,200 as of the balance sheet date. Additionally, in conjunction with the Company’s capital raising efforts, the Company will continue to incur marketing, office, and professional fees.

Taxation

As a limited liability company, the Company is not a taxpaying entity for federal income tax purposes. Accordingly, its taxable income or losses are allocated to its members based on the provisions of the operating agreement and are included in the members’ income tax returns. The financial statements, therefore, do not include a provision for income taxes. Similar provisions apply for state income tax purposes.

Management has assessed the effect of the guidance provided by U.S. GAAP on accounting for uncertainty in income taxes. Management has evaluated all tax positions that could have a significant effect on the financial statements and determined the Company had no uncertain income tax positions on August 6, 2020.

Fair Value Measurement

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. The Company determines the fair values of its assets and liabilities based on a fair value hierarchy that includes 3 levels of inputs that may be used to measure fair value. The 3 levels are as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. An active market is a market in which transactions occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2 inputs are those other than quoted prices that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability. Unobservable inputs reflect the Company’s own assumptions about the inferences that market participants would use in pricing the asset or liability (including assumptions about risk). Unobservable inputs are developed based on the best information available in the circumstances and may include the Company’s own data.

F-7

LODE PAYMENTS INTERNATIONAL LLC

NOTES TO FINANCIAL STATEMENTS

AUGUST 6, 2020

Note 2. Significant accounting policies (continued)

Contingencies

The Company may be involved in lawsuits, claims and proceedings incidental to the ordinary course of business. The Company accounts for such contingencies when a loss is considered probable and can be reasonably estimated.

The impact of the coronavirus (“COVID 19”) pandemic has been evolving since 2019. The possible effect of COVID-19 on the Company’s financial position and future results of operations cannot be estimated as of the date of these financial statements.

3.	Related party balances and transactions

There are no related party balances as of August 6, 2020.

4.	Subsequent events

Management has evaluated subsequent events through November 3, 2020, the date which the financial statements were available to be issued, and there were no events to disclose.

F-8

PART III

INDEX TO EXHIBITS

1.1	Placement Agent Agreement with Entoro Securities, LLC
2.1	Limited Liability Company Operating Agreement of LODE Payments International LLC dated December 15, 2020.
2.2	Certificate of Formation of LODE Payments International LLC dated August 6, 2020
3.1	Form of LODE Bond
4	Form of Subscription Agreement
6.1	License Agreement between the Company and LODE (Switzerland) dated December 15, 2020
8.1	Form of Escrow Agreement*
11	Auditor’s Consent
12	Opinion of CrowdCheck Law LLP*

 *To be filed by Amendment

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Branderton, State of Florida on, March 12, 2021.

LODE PAYMENTS INTERNATIONAL LLC

	/s/	Matthew Taub
Matthew Taub, Chief Executive Officer
LODE Payments International LLC

The following persons in the capacities and on the dates indicated have signed this Offering Statement.

/s/ Ian Richard Toews
Ian Richard Toews, Chairman, Principal Financial Officer, Board Member
Date: March 12, 2021

/s/ Sandra Wright
Sandra Wright, Principal Accounting Officer, Board Member
Date: March 12, 2021

/s/ Matthew Taub
Matthew Taub, Board Member
Date: March 12, 2021

/s/ Bruce Kamm
Bruce Kamm, Board Member
Date: March 12, 2021

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